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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, Armor All Products Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-3 (and amendments thereto, including post-effective amendments), with respect to the shares of the Company's Common Stock owned by McKesson Corporation deliverable from time to time in exchange for debt securities of McKesson Corporation to be issued pursuant to such Registration Statement.

     WHEREAS, the undersigned is an officer or director, or both, of the Company,

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Nancy A. Miller, Ivan D. Meyerson and Leonard M. Patterson, Jr. or any of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement (and any and all amendments thereto, including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 19th day of October, 1993.


/s/ David E. McDowell                             /s/ David L. Mahoney
David E. McDowell                                 David L. Mahoney

/s/ Kenneth M. Evans                              /s/ Joseph A. Sasenick
Kenneth M. Evans                                  Joseph A. Sasenick

/s/ William A. Armstrong                          /s/ Alan Seelenfreund
William A. Armstrong                              Alan Seelenfreund

/s/ Jon S. Cartwright                             /s/ Mervyn J. McCulloch
Jon S. Cartwright                                 Mervyn J. McCulloch